UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2012

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On August 22, 2012, Marc P. Lefar, Chief Executive Officer of Vonage Holdings Corp. (the “Company”), adopted a pre-arranged stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s securities trading compliance policy.
The plan was initiated in connection with a long-term strategy for asset diversification and family financial planning. Mr. Lefar holds vested and unvested options and restricted stock units representing a total of approximately 12.6 million shares. The plan provides for the sale of up to three million shares acquired through the exercise of stock options, over a period between September 11, 2012 and August 7, 2013. Subject to minimum price thresholds, shares will be sold under the plan on the open market at prevailing market prices. Assuming that all of the contemplated options are exercised and the underlying shares sold under the plan, Mr. Lefar would remain well above the stock ownership thresholds established by the Company’s Board of Directors. Transactions under the plan will be disclosed publicly through Form 4s filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: August 24, 2012	By:	/s/ Barry L. Rowan
Barry L. Rowan Chief Financial Officer

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